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                                                                     EXHIBIT 3.3



                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                               PENFORD CORPORATION
                           (A Washington Corporation)
                        (Amended as of October 20, 1997)


                                    ARTICLE I
                                  CAPITAL STOCK

               1.1    Stock Certificates

               Stock certificates of the Corporation shall be in such form as the Board of Directors may from time to time prescribe. Every stock certificate shall be signed by two officers designated by the Board of Directors and sealed with the corporate seal. All certificates shall be countersigned by a transfer agent and a registrar of the Corporation. Any and all signatures on any such certificate and the corporate seal upon any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

               1.2    Transfer of Shares

               The shares of stock of the Corporation shall be transferable on its books, or other appropriate records, kept for such purpose, by the holder thereof in person or by such holder's duly authorized attorney upon surrender and cancellation of such holder's certificates, properly endorsed, accompanied by authority to transfer. Upon surrender, as above provided, of a stock certificate, one or more new stock certificates for such aggregate number of shares of stock as equals the aggregate number of shares represented by the surrendered stock certificate shall be issued to the parties entitled thereto.

               1.3    Holders of Stock of Record

               The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof, and shall not be bound to recognize any claim to, or interest in, such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof.



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               1.4    Rules and Regulations  Concerning the Issue, Transfer, and
Registration of Stock Certificates

               The Board of Directors of the Corporation shall have the power and authority to make all such rules and regulations as the Board may deem proper or expedient concerning the issue, transfer, and registration of stock certificates for shares of stock of the Corporation. The Board of Directors shall have the power and authority to appoint from time to time one, or more than one, transfer agent, and one, or more than one, registrar of transfers, and may require all stock certificates for shares of stock of the Corporation to be properly countersigned, and/or otherwise properly authenticated, by such transfer agent or registrar.

               1.5    Rules and Regulations Concerning Lost and Destroyed
Certificate

               A new certificate or certificates of stock may be issued in place of any certificate or certificates of stock theretofore issued by the Corporation and alleged to have been lost or destroyed, upon delivery to the Secretary of the Corporation or any authorized transfer agent of the Corporation of a written claim in the form of an affidavit stating all pertinent facts relating to the alleged loss or destruction of such certificate or certificates together with an open penalty indemnity bond, approved as provided below, written by a surety company approved by an executive officer of the Corporation and indemnifying against any claim that may be made against the Corporation for or in respect of the shares of stock represented by the certificate or certificates alleged to have been lost or destroyed. The penalty of such bond shall be unlimited as to time and amount and such bond must be approved by an executive officer of the Corporation. The Board of Directors may, in the discretion of a majority of the Board, however, direct the issuance of a certificate or certificates in place of any certificate or certificates alleged to have been lost or destroyed upon such lesser conditions or security.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

               2.1    Place of Meetings of Shareholders

               The annual meetings of shareholders of the Corporation shall be held at such place as the Board of Directors may from time to time designate. The time and place of the meeting shall be stated in the notice to shareholders.

               2.2    Annual Meetings of Shareholders -- Time -- Business

               The annual meeting of shareholders of the Corporation for the election of directors and for the transaction of any such other business as properly may be submitted to such annual meeting shall be held at the hour and on the date designated by the Board of Directors or the Executive Committee of the Board of Directors, such date to be within 180 days of the end of the fiscal year.


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               Any and all business pertaining to the affairs of the Corporation may be transacted at any such annual meeting of shareholders or at any adjournment thereof, except only to the extent otherwise expressly proscribed by law.

               2.3    Special Meetings of Shareholders

               Special meetings of the shareholders of the Corporation may be called at any time by the Board of Directors.

               2.4    Quorum at Shareholders' Meetings

               The holders of record of a majority of the issued and outstanding shares of the stock of the Corporation present in person or represented by proxy at any shareholders' meeting and entitled to vote thereat shall constitute a quorum for the transaction of business at any such meeting, except as may otherwise be provided by law; but if there be less than a quorum present at any such meeting, the holders of a majority of the shares so present or represented at such meeting may adjourn the meeting from time to time.

               2.5    Notice of Annual or Special Meetings of Shareholders

               Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board of Directors, the Chairman of the Board of Directors, the President, the Secretary, or an Assistant Secretary to each shareholder entitled to notice of or to vote at the meeting not less than 10 nor more than 60 days before the meeting, except that notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange, or other disposition of all or substantially all of the Corporation's assets other than in the regular course of business, or the dissolution of the Corporation shall be given not less than 20 nor more than 60 days before such meeting. Such notice may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, or communications equipment which transmits a facsimile of the notice to like equipment which receives and reproduces such notice. If these forms of written notice are impractical in the view of the Board of Directors, the Chairman of the Board of Directors, the President, the Secretary, or an Assistant Secretary, written notice may be transmitted by an advertisement in a newspaper of general circulation in the area of the Corporation's principal office. If such notice is mailed, it shall be deemed effective when deposited in the official government mail, first-class postage prepaid, properly addressed to the shareholder at such shareholder's address as it appears in the Corporation's current record of shareholders. Notice given in any other manner shall be deemed effective when dispatched to the shareholder's address, telephone number, or other number appearing on the records of the Corporation. Any notice given by publication as herein provided shall be deemed effective five days after first publication.


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               2.6    Voting  List of  Shareholders  and Fixing of Record Date
for Voting and For Other Purposes

               At least 10 days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares therein, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the Corporation for 10 days prior to such meeting, and shall be kept open at such meeting, for the inspection of any shareholder or any shareholder's agent.

               For the purpose of determining shareholders entitled to (a) notice of or to vote at any meeting of shareholders or any adjournment thereof, or (b) to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix a future date as the record date for any such determination. Such record date shall be not more than 70 days, and in case of a meeting of shareholders not less than 10 days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. Such a determination shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is set for the determination of shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation's shares), the record date shall be the date the Board of Directors authorizes the stock dividend or distribution.

               2.7    Officers of Meetings of Shareholders

               The President of the Corporation (or in his or her absence, the Chairman of the Board of Directors of the Corporation) may call any meeting of shareholders to order and shall be the Chairman thereof. If the Chairman of the Board of Directors and the President are absent from any such meeting, then a Vice President of the Corporation shall be the Chairman thereof and shall preside at such meeting. The Secretary of the Corporation, if present at any meeting of its shareholders, shall act as the Secretary of such meeting. If the Secretary is absent from any such meeting, the Chairman of such meeting may appoint a Secretary for the meeting.

               2.8    Proper Business for Shareholders' Meetings

               At any annual or special meeting of the shareholders of the Corporation, only business properly brought before the meeting may be transacted. To be properly brought before an annual or special meeting, business or other proposals must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly


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brought before an annual meeting by a shareholder, written notice thereof must have been received by the Secretary of the Corporation from such shareholder not less than 120 days prior to the date corresponding to the date on which the Corporation mailed its proxy statement in connection with its previous year's annual meeting of shareholders. For business to be properly brought before a special meeting by a shareholder, or in the event the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure of such date was made.

               Any such notice shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and the language of the proposal, (ii) the name and address of the shareholder proposing such business, (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting, and (iv) any material interest of the shareholder in such business. Any such notice to the Corporation shall also comply with all applicable provisions of Regulation 14A under the Securities Exchange Act of 1934. No business shall be conducted at any meeting of shareholders except in accordance with this Section, and the Chairman of any meeting of shareholders and the Board of Directors may refuse to permit any business to be brought before the meeting without compliance with the foregoing procedures.

                                   ARTICLE III
                                    DIRECTORS

               3.1    Number of Directors

               The authorized number of directors of the Corporation shall be not less than seven, nor more than fifteen. The Board of Directors, by resolution, shall fix the number of directors to constitute the whole Board of Directors of the Corporation, within the above limits, which number shall prevail until a resolution is adopted by the Board of Directors prescribing a different number of directors to be the authorized number of directors of the Corporation.

               3.2    Qualifications of Directors

               Directors need not be shareholders of the Corporation or residents of the State of Washington. Each director of the Corporation shall be eligible to serve as a director until the annual meeting of shareholders immediately following such director's 72nd birthday.

               3.3    Election of Directors -- Terms of Office

               The shareholders shall, at their annual meeting held each year, elect the class of directors of the Corporation as set forth in the Articles of Incorporation of the Corporation.


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               3.4    Nominations of Directors for Election

               Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or, if the shareholders are, at the time, entitled to cumulate their votes in the election of directors in accordance with Article IX of the Articles of Incorporation of the Corporation, by a majority of the "Disinterested Directors" or by any shareholder who is the "Beneficial Owner" of one percent or more of the outstanding shares of "voting stock" of the Corporation as said terms are defined in the Articles of Incorporation in accordance with the following procedures. However, any such one percent shareholder at the time may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation in accordance with the following procedures: For a nomination to be properly submitted before an annual meeting by a shareholder, written notice thereof must have been received by the Secretary of the Corporation from such shareholder not less than 120 days prior to the date corresponding to the date on which the Corporation mailed its proxy statement in connection with its previous year's annual meeting of shareholders. For a nomination to be properly submitted before a special meeting by a shareholder, or in the event the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure of such date was made.

               Each such notice to the Secretary shall set forth: (i) the name and address of record of the shareholder who intends to make the nomination;
(ii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

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               3.5    Failure to Elect Directors at Annual Meeting of the
Shareholders

               If the class of directors of the Corporation to be elected at the annual meeting shall not be elected as herein provided at the annual meeting in any year of the shareholders of the Corporation, or at any adjournment of such annual meeting, then, in such event, the Corporation shall not for that reason be dissolved, but its directors at the time shall be deemed lawful directors of the Corporation for all purposes, and shall continue to hold office as directors until their successors, respectively, are duly elected and qualified.

               3.6    Authority of the Board of Directors

               The business of the Corporation shall be managed by its Board of Directors, and such Board shall have and exercise full powers and authority in the management, control, regulation, and conduct of the property, interests, business transactions and affairs of the Corporation; provided, however, that the Executive Committee of the Board of Directors of the Corporation may exercise the power and authority of such Board pursuant but subject to (a) the limitations in Section 23B.08.250 of the Washington Business Corporation Act and
(b) restrictions imposed by the Board of Directors pursuant to Article IV hereof. If the position, Chairman of the Board, is not designated as an office of the Corporation, then the Board may from time to time elect one of its members to act as Chairman.

               3.7 Action by the Board of Directors or Any of Its Committees Without a Meeting

               Any action required or permitted to be taken at any meeting of the Board of Directors or of the Executive Committee or of any other committee of said Board may be taken without a meeting if a written consent describing the action taken is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of said Board or of said committee. Action taken by such written consent is effective when the last director signs the consent, unless the consent specifies a later effective date.

               3.8    Regular Meetings of the Board of Directors

               Meetings of the Board of Directors of the Corporation may be held at its corporate offices, or at such other place or places as may be authorized by such Board. Such Board shall also fix the time or times of such regular meetings. No notice of any regularly scheduled meeting need be given. The Chairman of the Board or the President may change the time and place of any regular meeting by giving reasonable notice thereof, in writing or by telephone, not later than 24 hours before the time originally fixed for such meeting. The Chairman of the Board shall act as Chairman of the meetings, but in his or her absence, the President shall act as Chairman. The Secretary of the Corporation shall act as Secretary of the meetings, but in his or her absence, the Chairman of the meeting shall appoint a Secretary of the meeting.


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               3.9    Special Meetings of the Board of Directors

               Meetings of the Board of Directors of the Corporation may be held from time to time on written call thereof by the Chairman of the Board of Directors or the President made at any time at his or her own instance and discretion or on call thereof made by such number of its directors as equals a majority of its whole Board of Directors at the time. Any special meeting of the Board of Directors may be held at such time or at such place designated in said call. The time, place, and purpose of any special meeting of the Board of Directors to be held pursuant to call and notice shall be stated both in the call and the notice thereof, and no business other than that stated in such notice shall be transacted, or acted upon, at such special meeting. Reasonable notice of a special meeting shall be given in writing or by telephone by the person or persons calling the meeting, not later than 72 hours prior to the time set for the meeting; provided that the minimum notice period shall be 48 hours in the event of a tender or exchange offer to purchase securities of the Corporation. Any special meeting of the Board of Directors may be held at any time without previous call, or previous notice thereof, if all directors of the Corporation either attend such meeting, or consent in writing thereto, or if each director not present at such meeting waives notice thereof. Any and all business and matters pertaining to the affairs of the Corporation may be considered, transacted, and acted on at any special meeting so held without previous call or previous notice.

               3.10   Quorum of Directors

               A majority of the members of the Board of Directors as constituted for the time being shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum is present and without further notice being given.

               3.11   Waiver of Notice of Meetings of the Board of Directors

               Any director of the Corporation may waive in writing at any time any such notice of any meeting of the Board of Directors of the Corporation as may be provided by the Washington Business Corporation Act or by these Bylaws to be given; and a written waiver thereof signed by any director entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice legally given to such director. Attendance at any meeting of the Board of Directors of the Corporation by a director shall constitute waiver of notice of such meeting, unless such director at the beginning of the meeting, or promptly upon such director's arrival, objects to holding the meeting or transacting business thereat and does not thereafter vote for or assent to action taken at the meeting.

               3.12 Fees to the Directors for Attending Meetings of the Board of Directors

               The directors of the Corporation shall be entitled, as directors, to receive an annual fee for service as directors and an attendance fee for meetings of the Board of Directors and for meetings of committees of the Board of Directors. Said fees shall be payable in the



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amounts and under provisions prescribed from time to time by resolution of the
Board of Directors, and the Corporation is hereby authorized to pay such fees to each of its directors; provided, however, that no director of the Corporation shall be entitled to said fee if at the time he or she is otherwise employed by the Corporation at a regular monthly or annual salary as a full time employee.

               3.13   Meeting by Telephone

               Members of the Board of Directors or any committee designated by these Bylaws or appointed by the Board of Directors may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence at a meeting.

                                   ARTICLE IV
                      COMMITTEES OF THE BOARD OF DIRECTORS

               4.1    Creation of Committees

               The Board of Directors, by resolution adopted by the greater of a majority of the directors then in office and the number of directors required to take action in accordance with these Bylaws, may create one or more committees, including an Executive Committee, and appoint members to such committee from its own members. Each committee must have two or more members, who shall serve at the pleasure of the Board of Directors.

               4.2    Authority of Committees

               Each committee shall have and may exercise the authority of the Board of Directors to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions pertaining thereto, except that no committee shall have the authority to: (1) authorize or approve a distribution except according to a general formula or method prescribed by the Board, (2) approve or propose to shareholders actions or proposals required by the Washington Business Corporation Act to be approved by shareholders, (3) fill vacancies on the Board or on any committee, (4) adopt, amend, or repeal Bylaws,
(5) amend the Articles of Incorporation, (6) approve a plan of merger not requiring shareholder approval, or (7) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board.



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                                    ARTICLE V
                      OFFICERS AND THEIR POWERS AND DUTIES

               5.1    Authorized Officers

               The officers of the Corporation shall consist of a President, one or more Vice Presidents (who may be designated as Vice Presidents, Senior Vice Presidents or Executive Vice Presidents), and a Secretary. The Corporation may have such additional officers (hereinafter in these Bylaws sometimes referred to as "additional officers") as its Board of Directors may deem necessary for its business and may appoint from time to time. The Board of Directors may designate one of the officers as the chief financial officer of the Corporation.

               The Board of Directors at any meeting of the Board may fill a vacancy in any office.

               The officers of the Corporation shall be elected at the first Board of Director's meeting held after the annual election of directors and they shall serve until the next annual election of officers, subject to the right of the Board of Directors to remove any officer at any time.

               The Board of Directors, by resolution duly adopted at any meeting thereof duly held, may authorize and direct that any office of the Corporation, except the offices of President and Secretary, may be left unfilled for any such period of time as the Board may fix in such resolution.

               5.2    Qualifications of Officers

               No officer of the Corporation need be a shareholder therein. No officer of the Corporation, except the President, need be a director.

               5.3    Powers and Duties of Officers

               The respective officers of the Corporation, subject, always, to control by its Board of Directors, shall have such power and authority and perform such duties in the management and conduct of its property, business, and affairs, as from time to time may be prescribed with respect to such officers, respectively, by and under any Section of these Bylaws, by resolution of the Board of Directors, or by the President.

               The Board of Directors may by appointment designate either the Chairman, if an officer of the Corporation, or the President as the Chief Executive Officer of the Corporation and either of said officers as the Chief Operating Officer of the Corporation.




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               5.4    Powers and Duties of the Chief Executive Officer and the
Chief Operating Officer

               The Chief Executive Officer of the Corporation shall have general charge and supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors and of the Executive Committee are carried out. The Chief Executive Officer shall designate the duties of all officers of the Corporation, which designations shall be subject to review by the Board of Directors; provided, however, that the specific duties assigned to the Chief Executive Officer, the Chief Operating Officer, and the Secretary shall not be changed except by amendment to these Bylaws and/or by resolution of the Board of Directors, as appropriate.

               The Chief Operating Officer of the Corporation shall have general supervisory authority and responsibility for the day to day operations of the Corporation.

               In the event of the death of either of the Chief Executive Officer or the Chief Operating Officer or the permanent disability preventing such officer from performing his or her duties, all officers normally reporting to such deceased or disabled officer shall report to the Executive Committee. The Chairman of the Board shall call a meeting of the Board to be held within 20 days of the date of such death or disability for the purpose of electing a new Chief Executive Officer or Chief Operating Officer, as the case may be.

               Either the Chief Executive Officer or the Chief Operating Officer may sign in the name of the Corporation all instruments required to be signed by the Corporation in the ordinary course of its business. Each such officer shall perform such other duties as may be assigned to such officer by the Board of Directors or by these Bylaws.

               5.5    Compensation to Officers

               The Board of Directors shall have authority (a) to fix the compensation, whether in the form of salary or otherwise, of all officers and employees of the Corporation, either specifically or by formula applicable to particular classes of officers or employees, and (b) to authorize officers of the Corporation to fix the compensation of subordinate employees. The Board of Directors shall have authority to appoint a Compensation Committee and may delegate to such committee authority to review the compensation of all employees of the Corporation, and its subsidiaries. The Compensation Committee may also be authorized to make recommendations to the Board with respect to compensation of the corporate officers.




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                                   ARTICLE VI
                                  MISCELLANEOUS

               6.1    Corporate Seal

               The corporate seal of the Corporation shall be a seal consisting of two concentric circles, in the outer of which circles shall appear and be inscribed the following words: "PENFORD CORPORATION WASHINGTON", and in the inner of which circles shall appear and be inscribed the following words and figures: "CORPORATE SEAL 1997"; and such seal, as impressed on the margin thereof, shall be the corporate seal of the Corporation; provided, however, that at any time, and from time to time, such seal may be altered or a new corporate seal for the Corporation may be authorized and adopted, at the pleasure of its Board of Directors, by resolution duly adopted by such Board at any meeting thereof duly held.

               6.2    Fiscal Year

               The fiscal year of the Corporation shall begin on September 1 and end on August 31 of each year.

               6.3    Amendments

               These Bylaws may be amended, altered, or repealed, in whole or in part, or new Bylaws may be made for the Corporation from time to time by the affirmative vote of the majority of its whole Board of Directors at any meeting of such Board duly held, subject to the right and power of the shareholders of the Corporation to change or repeal such Bylaws.

               6.4    Severability

               In the event that any provision of these Bylaws is determined by a court to require the Corporation to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of these Bylaws shall remain in full force and effect.



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